Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

We are providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Business Combination (as defined below). Unless the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” refers to OppFi Inc. and its consolidated subsidiaries, including Opportunity Financial, LLC, a Delaware limited liability company (“OppFi”), following the Closing and references to “FGNA” refer to FG New America Acquisition Corp. at or prior to the Closing (as defined below).

The unaudited pro forma combined financial information is prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma combined financial information presents the pro forma effects of the Business Combination.

The Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined balance sheet as of June 30, 2021 assumes that the Business Combination occurred on June 30, 2021. The unaudited pro forma combined statement of operations for the six months ended June 30, 2021, and for the year ended December 31, 2020, assumes that the Business Combination had been completed on January 1, 2020.

Management has made significant estimates and assumptions in its determination of the pro forma transaction accounting adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The unaudited pro forma transaction accounting adjustments reflecting the completion of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited pro forma transaction accounting adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the unaudited pro forma transaction accounting adjustments, and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the unaudited pro forma transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The pro forma combined financial statements do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of FGNA was derived from (i) the unaudited financial statements of FGNA as of June 30, 2021 contained in the Company’s Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission (the “SEC”) on August 10, 2021, and for the period from January 1, 2021 to June 30, 2021 and (ii) from the audited financial statements of FGNA as of December 31, 2020, and for the period from June 24, 2020 (inception) to December 31, 2020, filed as a part of FGNA’s Definitive Proxy Statement on Schedule 14A with the SEC on June 22, 2021 (the “Proxy Statement”). The historical financial information of OppFi was derived from (i) the unaudited consolidated financial statements as of and for the six months ended June 30, 2021 filed as an exhibit to this Current Report on Form 8-K/A and (ii) from the audited consolidated financial statements as of and for the year ended December 31, 2020, included in the Company’s Current Report on Form 8-K filed with the SEC on July 26, 2021 (the “Original Report”). The unaudited pro forma combined financial information is qualified in its entirety by reference to, and should be read together with FGNA’s and OppFi’s audited and unaudited financial statements and related notes as described above, the sections titled “Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “OppFi Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Proxy Statement, and other financial information included elsewhere in the Proxy Statement and in “OppFi Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed as an exhibit to this Current Report on Form 8-K/A.

Description of the Transaction

On July 20, 2021 (the “Closing Date”) FGNA, completed the transactions contemplated by that certain Business Combination Agreement, dated as of February 9, 2021 (the “Business Combination Agreement”), by and among FGNA, OppFi, OppFi Shares, LLC, a Delaware limited liability company (“OFS”), and Todd Schwartz, in his capacity as the representative (the “Members’ Representative”) of the members of OppFi immediately prior to the closing (the “Closing”) of the transactions contemplated by the Business Combination Agreement (the “Members”). At the Closing, (i) OppFi transferred to the Company (as defined below) 12,977,690 Class A common units of OppFi (“OppFi Units”), which was equal to the number of shares of FGNA’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), issued and outstanding as of immediately prior to the Closing (after giving effect to redemptions by FGNA’s public stockholders prior to the Closing and the conversion of FGNA’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”)), (ii) FGNA contributed the Cash Consideration (as defined below) to OppFi in accordance with the Business Combination Agreement, which was distributed to the Members, and (iii) FGNA issued 96,987,093 shares of newly authorized Class V common stock, par value $0.0001 per share (“Class V Voting Stock”), which number of shares of Class V Voting Stock was equal to the number of OppFi Units retained by the Members immediately following the Closing (the “Retained OppFi Units”), and which shares of Class V Voting Stock were distributed to OFS, resulting in the combined company being organized in an “Up-C” structure. The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.”

Upon the Closing, FGNA as the registrant changed its name to “OppFi Inc.”

The aggregate value of the consideration paid to the Members in the Business Combination was approximately $806,517,000, after giving effect to the estimated purchase price adjustments as set forth in the Business Combination Agreement, consisting of: (i) cash consideration in the amount of $91,646,050 (the “Cash Consideration”), equal to the cash remaining in FGNA’s trust account as of immediately prior to the Closing (following the redemption of 14,822,435 shares of Class A Common Stock by the FGNA’s public stockholders (the “Redemption Shares”)), and (ii) 96,987,093 shares of Class V Voting Stock.

Immediately after giving effect to the Business Combination, there were 12,977,690 issued and outstanding shares of Class A Common Stock (giving effect to the Redemption Shares and 3,443,750 shares of Class A Common Stock issued upon the conversion of the Class B Common Stock). On the business day following the Closing, FGNA’s public units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from The New York Stock Exchange (the “NYSE”).

In connection with the Closing, on the Closing Date, 25,500,000 Retained OppFi Units (“Earnout Units”) held by the Members and an equal number of shares of Class V Voting Stock distributed to OFS in connection with the transaction, are subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement.

But for restrictions related to a lock-up (transfer restrictions) and forfeiture (earnout criteria), as such restrictions are more specifically set forth in the Investor Rights Agreement entered into at the Closing, by and among the Company, certain founder holders of FGNA, the Members, the Members’ Representative and/or the Third Amended and Restated Limited Liability Company Agreement of OppFi (the “OppFi A&R LLCA”), as applicable, the Earnout Units have all other economic and voting rights of the other units of OppFi. With respect to transfers, the Earnout Units are subject to a lock-up until the later of the end of the lock-up period applicable to other OppFi Units or until such Earnout Units are earned in accordance with the Business Combination Agreement. With respect to distributions (other than tax distributions, which in respect of such Earnout Units are treated the same as any other OppFi Unit in accordance with the OppFi A&R LLCA) in relation to the Earnout Units, such distributions (other than tax distributions) are held back until the Earnout Units are earned. If an Earnout Unit is not earned, and therefore forfeited, related distributions are distributed to the other holders of units at such time.

Following the Closing, the combined Company is organized in an “Up-C” structure in which substantially all of the assets and the business of the combined Company are held by OppFi and its subsidiaries, and the Company’s only direct assets will consist of OppFi Units. The Company owned, as of the Closing, directly or indirectly, approximately 11.8% of the OppFi Units and controls OppFi as the sole manager of OppFi in accordance with the terms of the OppFi A&R LLCA, and all remaining OppFi Units are beneficially owned by the Members. In addition, OFS holds a controlling voting interest in the Company after the Closing and therefore has the ability to control OppFi.

In connection with the Closing, pursuant to (i) the terms and conditions of the FGNA’s certificate of incorporation, (ii) a letter agreement entered into on September 29, 2020, whereby certain holders of Class B Common Stock agreed to waive any and all anti-dilution rights described in FGNA’s charter and (iii) a sponsor forfeiture agreement, dated July 15, 2021, whereby the Sponsor agreed, among other things, to forfeit 2,500,000 shares of Class B Common Stock at the Closing, the outstanding shares of Class B Common Stock were converted into shares of Class A Common Stock on a one-for-one basis and into an aggregate of 3,443,750 shares of Class A common stock.

Beginning on the nine-month anniversary of the Closing (unless otherwise waived by the Company, or, with respect to 11,600,000 Retained OppFi Units held by the Members, following the registration under the Securities Act of such shares), each Retained OppFi Unit held by the Members may be exchanged, subject to certain conditions, for either one share of Class A common stock or, at the election of the Company in its capacity as the sole manager of OppFi, the cash equivalent of the market value of one share of Class A common stock, pursuant to the terms and conditions of the OppFi A&R LLCA. For each Retained OppFi Unit so exchanged, one share of the Class V Voting Stock will be canceled by the Company.

The Cash Consideration payable to the Members was paid from cash available to FGNA from the trust account that held the proceeds (including interest) of FGNA’s initial public offering that closed on October 2, 2020, and after giving effect to taxes payable, redemptions by FGNA’s public stockholders for their pro rata share of the aggregate amount of funds on deposit in the trust account.

Accounting for the Business Combination

Business combinations in which the legal acquirer is not the accounting acquirer are commonly referred to as “reverse acquisitions” and can represent asset acquisitions, capital transactions and business combinations. A reverse acquisition occurs when the entity that issues securities (the legal acquirer) is identified as the acquiree for accounting purposes and the entity whose equity interests are acquired (the legal acquiree) is identified as the acquirer for accounting purposes. Reverse acquisitions are accounted for in accordance with Subtopic 805-40 of Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805-40”). The Business Combination will be accounted for as a reverse acquisition for which OppFi was determined to be the accounting acquirer based on the following factors:

(i)	The OFS will retain the largest and controlling voting interest in post-combination company.

(ii)	OppFi’s former management will represent the management of the post-combination company.

(iii)	The Members retain the ability to elect the majority of the members of the post-combination company’s board of directors.

(iv)	OppFi is larger as compared to FGNA based on assets, revenues or earnings.

Other factors were evaluated but are not considered to have a material impact on the determination of OppFi as the accounting acquirer. The transaction is accounted for as a reverse acquisition in accordance with U.S. GAAP. Under this method of accounting, FGNA, which is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and OppFi will be treated as the accounting acquirer. As the same entity controls the target company and post transaction public reporting entity, for accounting purposes, the transaction is treated as the equivalent of a capital transaction in which OppFi is issuing units for the net assets of FGNA, accompanied by a recapitalization. The net assets of FGNA are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the transaction are those of OppFi.

Accounting Policies and Reclassifications

Based on management’s initial analysis of the accounting policies of FGNA and OppFi, there were no significant differences identified that would have an impact on the unaudited pro forma combined financial information or that would require adjustments to the unaudited pro forma combined financial statements. Upon completion of the transaction, management is performing a comprehensive review of the accounting policies of FGNA and OppFi. As a result of the comprehensive review, management may identify differences between the accounting policies of these entities which, when conformed, could have a material impact on the financial statements of the post-combination company.

The following unaudited pro forma combined balance sheet as of June 30, 2021, and the unaudited pro forma combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of FGNA and OppFi. The unaudited pro forma transaction accounting adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma transaction accounting adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma combined financial information.

FG New America Acquisition Corp.

Unaudited Pro Forma Combined Balance Sheet

As of June 30, 2021

(in thousands)

			Pro forma
			Transaction
		OppFi	Accounting		Proforma
	FGNA (Historical)	(Historical)	Adjustments		Combined
ASSETS
Cash and cash equivalents	$310	$55,253	$91,646	A	$25,751
			(29,812)	C
			(91,646)	D
Restricted Cash	—	65,526	—		65,526
Finance Receivable	—	296,514	—		296,514
Prepaid expenses	118		—		118
Debt issuance costs	—	1,786	—		1,786
Other assets	—	5,598	—		5,598
Marketable securities held in trust account	243,381	—	(243,381)	A	—
Property, equipment and software, net	—	12,558	—		12,558

Total Assets	$243,809	$437,235	$(273,193)		$407,851

Unaudited Pro Forma Combined Balance Sheet (continued)

As of June 30, 2021

(in thousands)

			Pro forma
			Transaction
		OppFi	Accounting		Proforma
	FGNA (Historical)	(Historical)	Adjustments		Combined
LIABILITIES
Accounts payable	$1,540	$627	$(1,511)	C	$656
Accrued Expenses	—	28,622	(4,629)	J	23,993
Secured borrowing payable	—	17,649	—		17,649
Senior Debt, Net	—	206,644	—		206,644
Warrant Liabilities	39,441	—	(5,180)	N	34,261
Other debt	—	6,354	—		6,354

Total liabilities	40,981	259,896	(11,320)		289,557
Class A common stock subject to possible redemption, 21,215,577 shares at redemption value	197,827	—	(197,827)	B	—
Stockholders’ Equity:
Common Stock	2	—	2	B	13
			6	F
			3	M
Preferred units	—	6,660	(6,660)	F	—
Additional paid-in capital	32,385	581	(151,735)	A	58,703
			197,825	B
			(29,812)	C
			(27,386)	E
			4,629	J
			6,654	F
			(104,332)	K
			1,511	C
			123,203	M
			5,180	N
Accumulated (deficit) earnings	(27,386)	170,098	(91,646)	D	(44,754)
			27,386	E
			(123,206)	M

Total stockholders’ equity	5,001	177,339	(168,379)		13,961
Noncontrolling interests			104,332	K	104,332

Total equity	5,001	177,339	(64,046)		118,293

Total Liabilities, Stockholder’s Equity and Noncontrolling interests	$243,809	$437,235	$(273,193)		$407,851

FG New America Acquisition Corp.

Unaudited Pro Forma Combined Statement of Operations

For the six months Ended June 30, 2021

(in thousands, except share and per share data)

	Six Months
	Ended June 30,	Six Months Ended			Six Months Ended
	2021	June 30, 2021			June 30, 2021
			Pro forma
			Transaction
	FGNA	OppFi	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Interest and loan related income, net	$—	$162,133	$—		$162,133
Other income	—	500	—		500

Total revenue	—	162,633	—		162,633
Provision for credit losses on finance receivables	—	(38)	—		(38)
Change in fair value of finance receivables	—	(33,695)	—		(33,695)

Net Revenue	—	128,900	—		128,900
Expenses:
Salaries and employee benefits	—	28,966	—		28,966
Interest expense and amortized debt issuance costs	—	18,922	—		18,922
Interest expense - related party	—	10,856	—		10,856
Direct marketing costs	—	137			137
Technology costs	—	5,880			5,880
Depreciation and amortization	—	4,577	—		4,577
Professional fees	—	4,569			4,569
Payment Processing Fees	—	3,312			3,312
Occupancy	—	1,759	—		1,759
Management Fees - related party	—	350	—		350
General, administrative and other	2,355	7,201	(2,355)	G	7,201

Total Expenses	2,355	86,528	(2,355)		86,528

(Loss) / Income from Operations	(2,355)	42,371	2,355		42,371
Change in fair value of warrant liabilities	(17,005)	—	3,155	O	(13,850)
Investment income on trust account	12	—	(12)	H	—

Net (loss)/income before taxes	(19,348)	42,371	5,498		28,521
Provision for income taxes	—	—	842	I	842

Net (loss)/income	$(19,348)	$42,371	$4,656		$27,679
Net (loss)/income attributable to noncontrolling interest			24,412	L	24,412

Net (loss)/income attributable to common stockholders	$(19,348)	$42,371	$(19,756)		$3,267

Basic weighted average shares outstanding					12,977,690
Fully diluted weighted average shares outstanding					12,977,690
Basic net income per share					$0.25
Fully diluted net income per share					$0.25

FG New America Acquisition Corp.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except share and per share data)

	For the Period
	from June 24,
	2020 (Inception)	Year Ended			Year Ended
	to December 31,	December 31,			December 31,
	2020	2020			2020
			Transaction
			Accounting		Pro Forma
			Adjustments		Combined
	FGNA	OppFi	Assuming No		Assuming No
	(Historical)	(Historical)	Redemptions		Redemptions
Interest and loan related income, net	$—	$290,225	$—		$290,225
Other income	—	789	—		789

Total revenue	—	291,014	—		291,014
Total provision	—	90,787	—		90,787

Net Revenue	—	200,227	—		200,227
Expenses:
Salaries and employee benefits	—	44,196	—		44,196
Interest expense and amortized debt issuance costs	—	20,667	—		20,667
Interest expense - related party	—	562	—		562
Direct marketing costs	—	18,643			18,643
Technology costs	—	7,623			7,623
Depreciation and amortization	—	6,732	—		6,732
Professional fees	—	6,569			6,569
Payment Processing Fees	—	4,123			4,123
Occupancy	—	3,091	—		3,091
Management Fees - related party	—	700	—		700
Formation Costs	1	—	(1)	G	—
General, administrative and other	190	9,805	(190)	G	9,805

Total Expenses	191	122,711	(191)		122,711

(Loss) / Income from Operations	(191)	77,516	191		77,516
Change in fair value of warrant liabilities	(7,853)	—	2,025	O	(5,828)
Investment income on trust account	6	—	(6)	H	—

Net (loss)/income before taxes	(8,038)	77,516	2,210		71,688
Provision for income taxes	—	—	2,115	I	2,115

Net (loss)/income	$(8,038)	$77,516	$95		$69,573
Net (loss)/income attributable to noncontrolling interest			$61,362	L	$61,362

Net (loss)/income attributable to common stockholders	$(8,038)	$77,516	$(61,267)		$8,211

Basic weighted average shares outstanding - excluding Class V voting stock pertaining to Earnout Units					12,977,690
Fully diluted weighted average shares outstanding - excluding Class V voting stock pertaining to Earnout Units					12,977,690
Basic net income per share - excluding Class V voting stock pertaining to Earnout Units					$0.63
Fully diluted net income per share - excluding Class V voting stock pertaining to Earnout Units					$0.63

Adjustments to Unaudited Pro Forma Combined Financial Information

The historical consolidated financial statements have been adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the transaction, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the results of the post-combination company.

There were no intercompany balances or transactions between FGNA and OppFi as of the dates and for the periods of these unaudited pro forma combined financial statements.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma combined consolidated statements of operations, are based upon the number of shares outstanding, assuming the transaction occurred on January 1, 2020.

The unaudited pro forma transaction accounting adjustments included in the unaudited pro forma combined balance sheet as of June 30, 2021, and the unaudited pro forma combined statements of operations for the six months ended June 30, 2021, and for the year ended December 31, 2020, are as follows:

Adjustments to Unaudited Pro Forma Combined Balance Sheet

A.	Represents the reclassification of cash and investments held in the trust account that became available at the Closing.

B.	Represents the reclassification of Class A Common Stock subject to possible redemption to permanent equity.

C.

Represents the pro forma transaction accounting adjustments for transaction costs incurred in aggregate by FGNA and OppFi of approximately $8.6 million and $21.2 million, respectively, for legal, financial advisory, insurance and other professional fees as part of the Business Combination, including approximately $1.5 million in costs previously recognized as expense.

D.	Represents the pro forma transaction accounting adjustments for Cash Consideration to be paid to the Members in exchange for the OppFi Units, as defined herein.

E.	Represents the pro forma transaction accounting adjustments for the elimination of FGNA’s historical accumulated deficit at reverse acquisition.

F.

Represents the pro forma transaction accounting adjustments to eliminate the OppFi Preferred Units as a result of the Recapitalization (as defined in the Business Combination Agreement), pursuant to which all classes of equity held by the Members were converted or exchanged (whether by direct exchange, merger or otherwise) into a number of OppFi Units in the amounts determined in accordance with the OppFi A&R LLCA, the result of which were that the Members collectively held a single class of equity interests in OppFi as of immediately prior to the Closing.

J.

Represents the pro forma transaction accounting adjustments for the cashless exercise of the outstanding warrant to purchase 511,459 OppFi Preferred Units at June 30, 2021, which warrant provided for automatic cashless exercise immediately prior to, and conditioned upon, the Closing.

K.

Represents the proforma transaction accounting adjustment for the noncontrolling interest of the Retained OppFi Unit holders, which is calculated as combined pro forma total equity of $118.3 million multiplied by 88.2% representing the percentage of outstanding OppFi Units retained by the Members.

M.

Represents the proforma transaction accounting adjustment for the issuance of 25,500,000 shares of Class V Voting Stock at fair value issued to OFS in connection with the Closing which are subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement.

N.	Represents the proforma transaction accounting adjustment related to 2,200,000 warrants forfeited upon the close of the transaction.

Adjustments to Unaudited Pro Forma Combined Statement of Operations

G.	Represents pro forma transaction accounting adjustment to eliminate historical expenses incurred by FGNA, which will not be recurring after the completion of the Business Combination.

H.	Represents pro forma transaction accounting adjustment to eliminate interest income earned on FGNA’s trust account, which will not be recurring after the completion of the Business Combination.

L.

Represents pro forma income tax provision at a rate of 25% reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, net of federal benefit, of 4%, based on applicable law in effect on December 31, 2020, and June 30, 2021, and applied to pre-tax income after deducting the approximately 88.2% of pass-through income to the Members. Represents pro forma transaction accounting adjustment to reflect net income attributable to the retained OppFi Unit holders as a noncontrolling interest.

O.	Represents the proforma transaction accounting adjustment to the change in fair value resulting from the forfeiture of 2,200,000 in warrants at the close of the transaction.

Net Income Per Share

Represents the net income / loss per share calculated using the historical weighted average shares outstanding of the Company, giving effect to the Retained OppFi Units as participating securities (“shares”), assuming the shares were outstanding since January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income / loss per share assumes that the shares currently outstanding as well as issuable relating to the transaction have been outstanding for the entire period presented. The calculation excludes Company warrants of 15,339,437 with strike prices of $11.50 and $15.00 as they are anti-dilutive.

Six months
ended June 30, 2021
Pro forma net income available to common shareholders, basic	$3,267
Weighted average common shares outstanding, basic	12,977,690
Weighted average common shares outstanding, diluted	12,977,690
Net income per share, basic	$0.25
Net income per share, diluted	$0.25
Weighted average common shares calculation:
Total outstanding shares pre business combination	30,300,125
Total pro forma common shares to be issued pursuant to the Business Combination Agreement	96,987,093
Share redemptions and forfeitures	(17,322,435)
Noncontrolling interests	(96,987,093)

Weighted average common shares outstanding, basic	12,977,690

Weighted average common shares outstanding, diluted	12,977,690

Twelve months
ended December 31, 2020
Pro forma net income available to common shareholders, basic	$8,211
Weighted average common shares outstanding, basic	12,977,690
Weighted average common shares outstanding, diluted	12,977,690
Net income per share, basic	$0.63
Net income per share, diluted	$0.63
Weighted average common shares calculation:
Total outstanding shares pre business combination	30,300,125
Total pro forma common shares to be issued pursuant to the Business Combination Agreement	96,987,093
Share redemptions and forfeitures	(17,322,435)
Noncontrolling interests	(96,987,093)

Weighted average common shares outstanding, basic	12,977,690

Weighted average common shares outstanding, diluted	12,977,690

COMPARATIVE SHARE INFORMATION

The following table sets forth the per share data of FGNA on a stand-alone basis and the unaudited pro forma combined per share data for the six months ended June 30, 2021 and for the year ended December 31, 2020.

The pro forma combined book value information reflects the Business Combination and related transactions as if they had occurred on June 30, 2021 or on December 31, 2020. For pro forma combined information, the weighted average shares outstanding and net income per share information give pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2020.

You should read the information in the following table in conjunction with the historical financial statements of FGNA and OppFi and related notes that are included in the Proxy Statement, in the Original Report and as exhibits to this Current Report on Form 8-K/A. The unaudited pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma combined financial statements and related notes included above.

The unaudited pro forma combined net income per share information below does not purport to represent the net income per share which would have occurred had the companies been combined during the periods presented, nor net income per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of FGNA and OppFi would have been had the companies been combined during the periods presented.

	OppFi	FGNA	Pro Forma Combined
	(in thousands, except share and per share data)
Six Months Ended June 30, 2021
Net income (loss) attributable to common stockholders	$42,371	$(19,348)	$3,267
Stockholders’ Equity	$177,339	$5,001	$13,961
Weighted average shares outstanding, basic	53,273	10,974,550	12,977,690
Weighted average shares outstanding, diluted	53,501	10,974,550	12,977,690
Basic net income (loss) per share	$0.80	$(1.76)	$0.25
Diluted net income (loss) per share	$0.79	$(1.76)	$0.25
Stockholders’ equity per share(4)	$3.33	$0.71	$1.08

	OppFi	FGNA	Pro Forma Combined
	(in thousands, except share and per share data)
Year Ended December 31, 2020
Net income (loss) attributable to common stockholders	$77,516	$(8,038)	$8,211
Stockholders’ Equity	$99,332	$5,001	$5,856
Weighted average shares outstanding, basic	52,125	7,016,091	12,977,690
Weighted average shares outstanding, diluted	52,339	7,016,091	12,977,690
Basic net income (loss) per share	$1.49	$(1.15)	$0.63
Diluted net income (loss) per share	$1.48	$(1.15)	$0.63
Stockholders’ equity per share(4)	$1.91	$0.55	$0.45

(1)	Excludes an aggregate of 10,107,945 weighted average shares subject to possible redemption at December 31, 2020 and 19,325,575 weighted average shares subject to redemption at June 30, 2021.
(2)	In the periods when net loss is incurred, no impact of dilutive securities is included in the calculation of weighted average number of common shares outstanding.
(3)

Excludes the effect of 21,215,577 shares of Class A Common Stock classified as held for redemption as of December 31, 2020 and 19,325,575 shares of Class A common stock classified as held for redemption as of June 30, 2021.

(4)	Based on weighted average shares outstanding, basic.